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                                                                                                               EXHIBIT 21

                                    SUBSIDIARIES OF KEEBLER FOODS COMPANY

                                                                                              STATE OF
                                      COMPANY                                               INCORPORATION
                                      -------                                              ---------------
WHOLLY-OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY

       1.   Keebler Leasing Corp.                                                              Delaware
       2.   Keebler Company                                                                    Delaware
       3.   Shaffer, Clarke & Co., Inc.                                                        Delaware
       4.   Johnston's Ready-Crust Company                                                     Delaware
       5.   Bake-Line Products, Inc.                                                           Illinois
       6.   Keebler Funding Corporation                                                        Delaware
       7.   Austin Quality Foods, Inc.                                                         Delaware
       8.   Cary Land Corporation                                                           North Carolina
       9.   AQFTM, Inc.                                                                        Delaware
       10.  BDH, Inc.                                                                          Delaware


WHOLLY-OWNED SUBSIDIARIES OF KEEBLER COMPANY

       1.   Steamboat Corporation                                                              Georgia
       2.   Illinois Baking Corporation                                                        Delaware
       3.   Keebler Cookie & Cracker Company                                                    Nevada
       4.   Hollow Tree Company                                                                Delaware
       5.   Keebler Company/Puerto Rico, Inc.                                                  Delaware
       6.   Keebler H.C., Inc.                                                                 Illinois
       7.   Keebler-Georgia, Inc.                                                              Georgia
       8.   Keebler Foreign Sales Corporation                                               Virgin Islands
       9.   Hollow Tree Financial Company, L.L.C.                                              Delaware
       10.  Godfrey Transport, Inc.                                                            Delaware
       11.  Elfin Equity Company, L.L.C.                                                       Delaware
       12.  Bishop Baking Company, Inc.                                                        Delaware
       13.  Famous Amos Chocolate Chip Cookie Company, L.L.C.                                  Delaware
       14.  Mother's Cookie Company, L.L.C.                                                    Delaware
       15.  Murray Biscuit Company, L.L.C.                                                     Delaware
       16.  Barbara Dee Cookie Company, L.L.C.                                                 Delaware
       17.  Little Brownie Bakers, L.L.C.                                                      Delaware
       18.  President Baking Company, L.L.C.                                                   Delaware
       19.  Sunny Cookie Company, L.L.C.                                                       Delaware
       20.  Sunshine Biscuits, L.L.C.                                                          Delaware


INDIRECTLY OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY

       1.   Keebler Assets Company, L.L.C. (a)                                                 Delaware

       (a) 34% of the limited liability company interests are owned by Keebler Company, 33% of the limited liability company interests are owned by Keebler-Georgia, Inc. and 33% of the limited liability company interests are owned by Keebler Leasing Corp.
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